                       SOUTHWESTERN PUBLIC SERVICE COMPANY
                       WHOLESALE FULL REQUIREMENTS SERVICE
                                  RATE SCHEDULE






                         THE UTILITY SUPPLYING SERVICE:

                       Southwestern Public Service Company





                         THE UTILITY RECEIVING SERVICE:

                       Cap Rock Electric Cooperative, Inc.
                             FERC Rate Schedule No.





                     DESCRIPTION OF SERVICE TO BE RENDERED:

                   Sale of firm electric power and energy, for
                       distribution and resale by the full
                             requirements customer.

                               TABLE OF CONTENTS

RECITALS...................................................................1

ARTICLE I.
         Points of Delivery - Service Specifications.......................2

ARTICLE II.
         Customer's Installation...........................................4

ARTICLE III.
         Contract Power....................................................4

ARTICLE IV.
         Metering..........................................................5

ARTICLE V.
         Connection to Qualifying Facilities...............................6

ARTICLE VI.
         Rates.............................................................8

ARTICLE VII.
         Exceptions To Minimum Demand Billing Units........................9

ARTICLE VIII.
         Conservation And Load Management Measures........................10

ARTICLE IX.
         Payment of Bills.................................................10

ARTICLE X.
         Termination of Agreement.........................................11

ARTICLE XI.
         Access...........................................................11

ARTICLE XII.
         Force Majeure....................................................11

ARTICLE XIII.
         Liability........................................................12

ARTICLE XIV.
         Assignment.......................................................12

ARTICLE XV.
         Approval.........................................................13

ARTICLE XVI.
         Effective Date and Term..........................................13


                                        i

ARTICLE XVII.
         Conversion To Partial Requirements Service.......................13

ARTICLE XVIII.
         Modifications....................................................15

ARTICLE XIX.
         Governing Law....................................................15

ARTICLE XX.
         Cumulative Remedies..............................................16

ARTICLE XXI.
         Notice...........................................................16

ARTICLE XXII.
         Additional Customer Facilities...................................17

ARTICLE XXIII.
         Lease of Facilities..............................................17

ARTICLE XXIV.
         Mutual Assistance................................................18

ARTICLE XXV.
         Other Agreements.................................................18

ARTICLE XXVI.
         Entirety.........................................................19

                       SOUTHWESTERN PUBLIC SERVICE COMPANY
                                  AGREEMENT FOR
               WHOLESALE FULL REQUIREMENTS ELECTRIC POWER SERVICE
                     TO CAP ROCK ELECTRIC COOPERATIVE, INC.

The Parties to this agreement ("Agreement") are Southwestern Public Service Company, a New Mexico corporation ("SPS"), and Cap Rock Electric Cooperative, Inc., a Texas corporation ("Customer"). SPS and Customer are also referred to in this Agreement as "Party" or "Parties".

                                    RECITALS

         SPS is an electric utility engaged in the business of generating, purchasing, transmitting, and distributing electric power and energy to customers within the States of Texas, New Mexico, Oklahoma and Kansas.

         Customer is a cooperative corporation engaged in the business of transmitting and distributing purchased electric power and energy to retail customers within the State of Texas.

         Customer desires to purchase electric power and energy for resale, and SPS is willing to sell and deliver to Customer electric power and energy for such purposes.

         SPS and Customer recognize that all of Customer's substations are now physically connected with the Electric Reliability Council of Texas ("ERCOT"). In order for SPS to sell and Customer to buy power and energy, it is necessary for Customer to disconnect from ERCOT and connect with the Southwest Power Pool ("SPP"). The physical connection of Customer's substations with the SPP requires the construction of additional transmission facilities by both SPS and Customer.

         Accordingly, in consideration of the benefits to be realized by the Parties, their mutual promises, and the specific considerations set forth in this Agreement, the Parties agree as set forth below.

                                   ARTICLE I.

         POINTS OF DELIVERY - SERVICE SPECIFICATIONS

         The location of the point or points of delivery ("Delivery Point") of the electric power and energy to be sold hereunder to Customer for its requirements at each Delivery Point, together with certain additional information regarding the service at each Delivery Point, are shown on Exhibit A to this Agreement.

         Changes to Exhibit A, including additions or deletions of Delivery Points, may be made by written agreement of the Parties and shall be made a part of this Agreement by amendment of Exhibit A.

         All terms and conditions contained in this Agreement shall apply to any and all additional Delivery Points which may be established during the term of this Agreement with the same force and effect as they do to the initial Delivery Points specifically set forth in Exhibit A.

         SPS shall make available delivery of power and energy to Customer through no fewer than two transmission (230 kv or higher voltage) lines, one of which shall originate in the vicinity of Lubbock County, Texas and another shall originate in the vicinity of Lea County, New Mexico. The lines shall be located to permit Customer to receive power and energy at 138 kV through new SPS interchanges at Customer's Vealmoor and Tate substations.

         It is the intent of the Parties that all power and energy delivered hereunder will be primarily delivered through the Vealmoor delivery point, with the Tate delivery point as a secondary or backup delivery point. It may be necessary from time to time for either Party to temporarily take its transmission lines out of service for maintenance, upgrades, or other reasons, and the Parties shall, through their operations personnel develop operating procedures for notice of such outages and operation of the systems in conformance with standard electric utility practices. However, if due to SPS system operations, SPS requests Customer to operate its system closed, such that power and energy is delivered through both delivery points, SPS shall utilize the coincident peak demand established at the two delivery points as the measured demand for purposes of
Article VI of this Agreement. Title to electric power and energy transferred into a Party's system shall pass to that Party at the Delivery Point.

         Customer agrees that, during the term of this Agreement, SPS will have the right to transmit power and energy from any Delivery Point shown in Exhibit A over Customer's system to any other Delivery Point shown in Exhibit A at no cost to SPS, except that SPS shall compensate Customer for energy losses. Customer shall provide this service to SPS only to the extent the service does not unreasonably interfere with Customer's system operations. Such right to transmit with compensation only for losses shall not apply to SPS transmission of power and energy directly to any wholesale or retail customer that is served by Customer or that is located in Customer's certificated service area or that is interconnected with Customer' s system.

         SPS compensation for energy losses shall be in accordance with the terms of a written agreement with Customer. SPS and Customer shall proceed to negotiate such an agreement upon execution of this Agreement, and, if a written agreement is not executed by both Parties by January l, 1993, Customer shall, on or before that date, file rates and terms and conditions for review and approval by the Federal Energy Regulatory Commission.

         Customer agrees that, within a reasonable time after Customer gives notice to terminate this Agreement, Customer will provide SPS with an agreement specifying terms and conditions for SPS to continue to transmit power and energy from one Delivery Point shown in Exhibit A over Customer's system to other Delivery Points shown in Exhibit A. Such terms and conditions shall provide for such transmission service at fully allocated, embedded costs, or such other cost basis as may be mutually acceptable. If Customer and SPS do not reach agreement on transmission service terms and conditions prior to the effective date of termination of this Agreement, Customer will, on or before such date, file complete terms and conditions for review and approval by the Federal Energy Regulatory Commission.

                                  ARTICLE II.

         CUSTOMER'S INSTALLATION

         Any and all apparatus on Customer's facilities, except SPS's metering equipment, required to properly control the flow of electric energy beyond the Delivery Points, and to transform it to the voltage desired by Customer, shall be furnished, installed, maintained and operated by and at the expense of Customer, subject to the specifications as to the type and capacity of such apparatus as may be prescribed by standard engineering practice.

         Customer shall, as far as reasonably possible, maintain a power factor on its system of ninety-five percent (95%) during times of peak load. Customer shall control the character and installation of apparatus on lines (whether owned by Customer or by any of its customers) so that the apparatus or the nature of its operation will not produce undue electrical disturbance on SPS's system. If the apparatus or installation on the Customer's side of the Delivery Point produces undue electrical disturbance one or damage t% SPS's system, Customer shall, at its expense, take such action as is required to eliminate the problem.

         Under no circumstances shall Customer connect SPS's lines through Customer's lines with any other supplier of electric power and energy without:
(a) the prior written approval of SPS, and? (b) engineering coordination to ensure that SPS's system will not be jeopardized by the interconnections.

                                  ARTICLE III.

         CONTRACT POWER

         Subject to the terms of this Agreement, SPS shall provide and Customer shall purchase all electric power and energy required by Customer at the Delivery Points set forth in Exhibit A, and at such other Delivery Points as may be agreed upon.

         The maximum commitment of SPS to deliver electric power-and energy at each Delivery Point is shown on Exhibit A. Customer shall have the right from time to time to request an increase in such commitment of SPS, provided that Customer shall give SPS reasonable notice in writing of its desire to increase its requirements from SPS, specifying the Delivery Point(s) and the date(s) on which the increase will be needed. Subject to the terms and limitations of this Agreement, SPS will make such additional electric power and energy available to Customer at the specified Delivery Points and on the dates specified, provided that SPS has sufficient capacity in its existing facilities. The terms and conditions required to make such additional electric power and energy available shall be negotiated by the Parties.

         In the event that SPS is unable to provide the additional capacity requested by Customer, Customer may, notwithstanding any other provision of this Agreement, shift load, interconnect with other suppliers, and install or purchase such power supply resources as may be necessary for Customer to meet such additional requirements; provided that, Customer must comply with the notice and coordination provisions of the last paragraph of Article II.

                                  ARTICLE IV.

         METERING

         Electric power and energy supplied by SPS to Customer shall be metered at the Delivery Points and voltages shown in Exhibit A.

         The meters and metering equipment required for the measurement of electric power and energy delivered to Customer shall be owned, installed, operated and maintained by SPS.

         Periodic tests shall be made on the metering equipment by SPS at approximately 12-month intervals after original installation. Prior notice of each periodic test shall be given to Customer and an opportunity afforded Customer to have a representative present to witness the test. If, as a result of the test, the metering equipment is found to be inaccurate, SPS will restore the metering equipment to a condition of accuracy. If the inaccuracy exceeds-two percent of 100 percent registration, the readings of the meters taken during the period of 90 days preceding the test (or during such shorter period as may have intervened since the previous test) shall be corrected and payments adjusted accordingly. In no event will corrections be made for a period beyond 90 days or the date of the last preceding test, whichever is the shorter period.

         In addition to the regular periodic tests, Customer or SPS, upon request in writing given by one to the other, may call for a special test of the metering equipment. The meter or meters involved in the request shall be tested by SPS as soon as reasonably practical with representatives of the Parties present. In the event that the special tests requested by Customer shall show the meter or meters to be registering within two percent of 100 percent registration, Customer shall bear the expense of the tests. If the tests show greater than two percent of error, SPS shall bear the costs of the tests.

         If the meters installed by SPS wholly fail to register the electric power or energy during any period of time, the amount of electric power or energy delivered during the period shall be measured by means of check meters as may have been installed by Customer. If Customer has not installed check meters, or if check meters have wholly failed to register the electric power or energy during this period of time, the amounts of electric power or energy so delivered will be estimated according to the amounts previously delivered under substantially similar conditions.

                                   ARTICLE V.

         CONNECTION TO QUALIFYING FACILITIES

         In accordance with and subject to the Public Utility Regulatory Policies Act of 1978 and the Federal Energy Regulatory Commission and state jurisdictional regulations thereunder, Customer is obligated to purchase power and energy from qualifying facilities ("Qualifying Facility"). Customer shall give SPS reasonable notice of its intention to connect Customer's system to a Qualifying Facility. Customer also shall give SPS reasonable notice before the initial energizing or start-up testing of the Qualifying Facility so that SPS may have a representative present at the test.

         Customer shall furnish SPS such information concerning any Qualifying Facility to which Customer proposes to connect Customer's system as SPS may require. The provision of such information to SPS does not relieve Customer from any liability, nor does it guarantee the adequacy of any Qualifying Facility to which Customer proposes to connect its system to perform its intended functions.

         Customer shall cause to be installed at no expense to SPS facilities or equipment which SPS shall specify as necessary to protect SPS's system from faults, disturbances or overload conditions resulting from the interconnection of Customer's system to a Qualifying Facility and require an operating agreement for conditions related to technical and safety aspects of parallel generation. Such facilities and equipment shall be installed prior to the connection of Customer's system to a Qualifying Facility. CUSTOMER AND SPS DISCLAIM ANY AND ALL REPRESENTATIONS AND WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, DESIGN, OR SUITABILITY, AND ARISING BY CONTRACT OR STATUTE, RELATING TO ANY PROTECTIVE FACILITIES OR EQUIPMENT THAT SPS MAY SPECIFY FOR INSTALLATION.

         If, in the sole judgment of SPS, the connection of Customer's system to a Qualifying Facility results in an unsafe condition, SPS shall have the right to disconnect Customer's facilities from SPS's system. Any generation from a Qualifying Facility that produces harmonics of a magnitude or frequency that could interfere with communications equipment or SPS's system voltage shall be discontinued until corrective measures have been taken by the Customer or the owner of the Qualifying Facility.

         Consistent with Article XI, Customer shall supply or shall arrange for the Qualifying Facility to supply, at no cost to SPS, a suitable location on Customer's or Qualifying Facility's system for SPS to install, operate, maintain, repair, replace, and remove all of its metering equipment and facilities to be used for determining the amount of power and energy supplied by the Qualifying Facility. Customer or the Qualifying Facility shall provide SPS reasonable means of access to its metering equipment and facilities.

         Electric power and energy delivered by the Qualifying Facility to Customer shall be metered by SPS in accordance with Article IV and charged to Customer by SPS in accordance with Article VI. The measured demand for Customer's Delivery Point beyond which the Qualifying Facility is interconnected to Customer, shall be the maximum simultaneous sum recorded during the billing cycle of: (a) Customer's purchased power on the SPS meter at the Delivery Point, and (b) the Qualifying Facility deliveries to Customer recorded on the SPS meter at the Qualifying Facility. SPS shall credit Customer with an amount determined in accordance with SPS's avoided costs approved by the Public Utility Commission of Texas. The cost of metering required for the Customer's interconnection with a Qualifying Facility shall be borne by the Customer.

         At its sole expense, Customer shall obtain all permits and licenses, and comply with all fees, rules, regulations, ordinances, inspections, and other requirements relating to the interconnection of its system to a Qualifying Facility that may be imposed by any federal, state, county, city, municipal, or other governmental agency.

                                  ARTICLE VI.

         RATES

         Customer shall pay SPS for electric power and energy delivered by SPS to Customer at the rate and on the terms and conditions set forth in its Wholesale Full Requirements Rate Schedule on file with the Federal Energy Regulatory Commission, a copy of which is attached as Exhibit B. The sum of the monthly billing demands for

Customer in any calendar year starting with the first whole calendar year of service, shall not be less than the amount shown in Column (2) of Exhibit C (Minimum Calendar Year Billing Demand). If in any calendar year, Customer has not paid for at least the Minimum Calendar Year Billing Demand, then SPS will bill Customer for the difference between the Minimum Calendar Year Billing Demand and the billing demand actually paid. Customer will pay the additional amount billed subject to Article IX, provided, however, that if the additional amount billed is in excess of $25,000, Customer may, at its option, spread payment of the additional amount with interest calculated using the same rate of interest provided in Article IX over a period not to exceed twelve months, with monthly installments of no less than $25,000.

                                  ARTICLE VII.

         EXCEPTIONS TO MINIMUM DEMAND BILLING UNITS

         Customer agrees to use its best efforts, including diligent pursuit of all necessary regulatory approvals and construction of any required transmission facilities, to transfer to SPS all of Customer's load now served from Customer's transmission level substations. This load now represents approximately eighty five (85) megawatts of peak demand. In consideration for Customer's agreement to use its best efforts to transfer all transmission level substations to SPS, the obligation of Customer to pay for the Minimum Calendar Year Billing Demand shall not begin if events beyond the control of Customer, including, without limitation, inability to obtain regulatory approvals, prevent Customer from completing the transmission facilities necessary to shift enough of Customer's load from ERCOT to SPS to avoid the application of Minimum Calendar Year Demand billing unit charges. It is understood, that if at any time the Customer's actual billing demand equals or exceeds the Minimum Calendar Year Billing Demand, this exception shall terminate.

         The Minimum Calendar Year Billing Demand also shall not apply unless and until SPS has placed in service the transmission interconnections described in Article I of this Agreement.

                                 ARTICLE VIII.

         CONSERVATION AND LOAD MANAGEMENT MEASURES

         To the extent SPS implements time-of-use pricing or load management programs for other SPS full requirements wholesale customers, SPS will offer to Customer the same rates and programs under the same terms and conditions applicable to the other full requirements wholesale customers. Furthermore, SPS and Customer shall cooperate in developing and implementing such other conservation and load management measures as may be practicable and mutually beneficial.

                                  ARTICLE IX.

         PAYMENT OF BILLS

         SPS shall bill Customer monthly for electric power and energy at supplied during the billing cycle, and Customer shall make payment at the main office of SPS in Amarillo, Texas, in accordance with the terms provided on Exhibit B. In case a portion of any bill is in dispute, the undisputed portion shall be paid by its due date. After the dispute is resolved, if Customer is found to owe all or a portion of the disputed amount, Customer shall promptly pay SPS the amount found owing, together with interest at the lesser of one and one-half percent per month or the base rate announced by Bank-One N.A. as of the last business day of the month in which the bill was originally due. If Bank-One, N.A. (or any substitute index bank) no longer announces a base rate or ceases to exist, SPS may designate a new index bank by notifying Custom&r of the selection and the designation shall be effective as of the date the notice is delivered. A substitute index bank must be a national banking association that has capital and undivided profits of at least $100 million and is located in a metropolitan area of the United States of America that has a population greater than 500,000. All statements, billings and payments shall be subject to correction of any errors, except meter errors, for two (2) years after rendition.

                                   ARTICLE X.

         TERMINATION OF AGREEMENT FOR BREACH

         Should either Party violate any material provision of this Agreement, the other Party may terminate this Agreement by giving written notice that this Agreement will terminate in thirty (30) days unless the defaulting Party commences remedying the violation in that time and thereafter diligently pursues the cure of the violation. Any other remedy or remedies available under the law for any violation of the terms of this Agreement shall not be limited in any way because of this provision or the exercise of the right conferred in this provision.

                                  ARTICLE XI.

         ACCESS

         Customer shall provide, at no cost to SPS, a suitable place (including means of support) on and access to Customer's property for SPS to install, maintain, operate, repair, replace, and remove all equipment and facilities that SPS reasonably deems necessary to perform its obligations under this Agreement. Customer shall use reasonable diligence to protect all SPS equipment located on Customer' s property.

                                  ARTICLE XII.

         FORCE MAJEURE

         A Party shall not be in breach because of a failure to perform (other than a failure to pay when due), if the failure is caused by force majeure. Force majeure is something beyond a Party's control, and includes, but is not limited to, acts of God, governmental acts (whether or not within the power of the government or governmental agency), acts of the public enemy, floods, epidemics, quarantine restrictions, strikes, labor slowdowns, labor troubles, freight embargoes, and breakdowns or damages to equipment (including emergency outages of equipment or facilities used for making repairs to avoid breakdown, damage, or imminent danger). A Party claiming force majeure shall promptly notify the other of the occurrence of the event of force majeure, and shall exercise reasonable business efforts to remove the agent of force majeure. Nothing in this article shall require a Party to settle or resolve any labor dispute if it deems the settlement to be contrary to its best interests.

                                 ARTICLE XIII.

         LIABILITY

         Each Party shall defend, indemnify, and hold the other Party harmless from and against any and all claims and damages for injury to or death of any person or damage to or loss of the indemnitee's property arising out of, relating to, or attributable, directly or indirectly, to the ownership, operation, or maintenance of the indemnitor's electrical system. As an indemnitor, SPS's electrical system shall not include the segments constructed by SPS on Customer's electrical system pursuant to Articles XXII and XXIII. The indemnifying obligation created by this Article shall also include the obligation to indemnify against reasonable attorney's fees and other costs of defense. In no event shall the indemnitor be liable to the indemnitee for special, consequential, or incidental damages for loss of profits or revenue or the loss of use of either, costs of replacement power or capital, or claims of customers of the indemnitee relating to loss of power supply, or other special, consequential, or incidental damages whatsoever.

                                   ARTICLE XIV.

         ASSIGNMENT

         Either Party may assign this Agreement with the other Party's prior written consent, which consent shall not be unreasonably withheld. Except as otherwise agreed in writing by the Parties, no assignment shall relieve the assigning Party of any liability arising out of or resulting from this Agreement. Subject to the foregoing, this Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and assigns.

                                   ARTICLE XV

         APPROVAL

         This Agreement and any amendments to this Agreement are subject to approval or acceptance by the Federal Energy Regulatory Commission. If the Commission should require material modification of this Agreement prior to acceptance, either Party may withdraw from the Agreement at that time.

                                  ARTICLE XVI.

         EFFECTIVE DATE AND TERM

         This Agreement shall become effective on the date allowed to become effective by the Federal Energy Regulatory Commission.

         This Agreement shall remain in effect until December 31, 2013, and year to year thereafter until cancel led by either Party, with the termination being effective at the end of a calendar year, by giving notice of termination at least five years prior to December 31, 2013, or any extension therefrom.

         During the period beginning January 1, 2004 and ending December 31, 2013, Customer may elect to terminate this Agreement early, effective at the end of any calendar year, by giving SPS at least five years notice before the proposed termination date. However, because Customer has required and SPS has agreed to construct additional SPS transmission facilities to make the sales of power and energy contemplated herein, Customer agrees upon early termination to make additional payments in support of such transmission investment in accordance with the schedule shown in Column (4) of Exhibit C.

                                 ARTICLE XVII.

         CONVERSION TO PARTIAL REQUIREMENTS SERVICE

         In the event that Customer elects to convert to partial requirements service under this Article, such partial requirements service shall be provided in accordance with the terms and conditions of a separate partial requirements agreement between the Parties that is approved or accepted for filing by the Federal

Energy Regulatory Commission, provided that any such partial requirements service agreement shall incorporate the minimum firm capacity provisions contained in this Article.

         SPS and Customer shall proceed to negotiate a partial requirements agreement upon receipt by SPS of Customer's notice to convert to partial requirements service. Even if the Parties have not executed a partial requirements agreement, SPS shall file, no later than one year in advance of the effective date of Customer's conversion to partial requirements service, complete partial requirements service rates, terms and conditions for review and approval by the Federal Energy Regulatory Commission.

         Customer may elect to become a partial requirements customer effective as of January 1, 2004, or at the commencement of any calendar year thereafter, upon three years' prior notice, provided that Customer commits to purchase firm capacity during the first two years that Customer is a partial requirements customer at a demand level equal to or greater than the level shown in Column (3) of Exhibit C for the corresponding years. If Customer's commitment to purchase firm capacity is less than a demand level equal to or greater than the level shown in Column (3) of Exhibit C for such years, but is more than eighty percent (80%) of same, Customer must provide four years' prior notice. If Customer's commitment to purchase firm capacity is less than eighty percent (80%) of such demand level, Customer must provide five years' prior notice. Unless a minimum purchase is required as a result of notice of less than five years, Customer's purchase obligation for any year shall be determined in accordance with the partial requirements service agreement between Customer and SPS.

         If Customer elects to become a partial requirements customer and desires to avoid payment in support of SPS transmission investment, it shall commit to purchase firm capacity in each calendar year through the year 2013 at a demand level not below the partial requirements class minimum firm power commitment shown in Column (3) on Exhibit C. If Customer elects to become a partial requirements customer and commits to purchase firm capacity in a calendar year at a demand level below the partial requirements class minimum firm power commitment shown in Column (3) on Exhibit C, then Customer shall pay a payment equal to the amount of demand below the partial requirements class minimum firm power commitment times the payment amount shown in Column
(5) of Exhibit C for the respective year the purchased firm power is below the partial requirements class minimum firm power commitment. Upon payment, the partial requirements class minimum firm power commitment for subsequent years as shown in Column (3) of Exhibit C shall be reduced by the amount of demand for which a payment has been made.

                                 ARTICLE XVIII.

         MODIFICATIONS

         The Parties may modify or amend this Agreement only by signing a written amendment. However, nothing contained herein shall be construed as affecting in any way (a) the right of the Party furnishing or causing to be furnished service under this Agreement to unilaterally make application to the Federal Energy Regulatory Commission or other governmental body having jurisdiction for a change in rates and charges under Section 205 of the Federal Power Act, or successor statute, and pursuant to the Commission's Rules and Regulations promulgated thereunder, and (b) the right of Customer to protest, object to or intervene concerning any such application by SPS or to make complaint before any governmental body having jurisdiction or petition for an investigation under Section 206 of the Federal Power Act, or successor statute, concerning rates and charges, classification or service, or any provision, term, rule, regulation, condition or contract relating thereto.

                                  ARTICLE XIX.

         GOVERNING LAW

         This Agreement shall be governed by the laws of the State of Texas excluding conflicts of laws provisions, and is performable in Potter County, Texas.

                                  ARTICLE XX.

         CUMULATIVE REMEDIES

         Pursuit by either Party of any remedy available for default or breach of this Agreement shall not constitute a forfeiture or waiver of any amount due by the defaulting Party or of any damages occurring by reason of the violation of any of the terms, provisions, or conditions of this Agreement. No waiver of any violation shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, or conditions of this Agreement. Forbearance to enforce one or more of the remedies available on an event of default or breach shall not constitute a waiver of that or any subsequent default or breach.

                                  ARTICLE XXI.

         NOTICE

         Any notice to be given by the Parties shall be in writing and shall be sufficient if delivered in person, sent by U.S. mail, postage prepaid, other delivery services, or communicated electronically to the following addresses:

                                        Southwestern Public Service Company
                                        Vice President Marketing
                                        601 S. Tyler (Zip 79101)
                                        P. O. Box 1261
                                        Amarillo, TX 79170

and to:

                                        Cap Rock Electric Cooperative, Inc.
                                        General Manager
                                        West Highway 80
                                        P.O. Box 700
                                        Stanton, Texas 79782

         The designation of address of either Party may be changed at any time by notice to the other Party.

                                 ARTICLE XXII.

         ADDITIONAL CUSTOMER FACILITIES

         SPS understands that additional facilities are necessary on Customer's system to enable SPS to sell and deliver electric power and energy to Customer. Upon request by Customer, SPS or its designee shall assist Customer in the acquisition, construction and operation of these additional facilities. The assistance requested may include financing arrangements, design, construction, operation and maintenance. Customer agrees that it will repay to SPS the costs incurred in providing the assistance upon the terms and over the period as may be mutually agreed. Any such arrangements shall be pursuant to separately negotiated written agreements.

                                 ARTICLE XXIII.

         LEASE OF FACILITIES

         SPS and Customer agree that it may be mutually beneficial for SPS, or its designee, to lease certain facilities or rights to facilities of Customer. Under such terms as are agreed, Customer may lease facilities or rights to facilities, or assign leased facilities, to SPS or its designee, and SPS may charge Customer for its costs, including but not limited to operations maintenance, and lease costs. Any such arrangements shall be pursuant to separately negotiated written agreements.

         SPS and Customer agree that it may be mutually beneficial for Customer to lease certain facilities owned or controlled by SPS in order for Customer to purchase capacity and energy from SPS. Any such arrangements shall be pursuant to separately negotiated written agreements.

                                 ARTICLE XXIV.

         MUTUAL ASSISTANCE

         SPS and Customer agree to render mutual assistance as necessary to effect the construction of transmission facilities required for the purchases and sales of electric power and energy contemplated by this Agreement. Such mutual assistance shall include, without limitation, support of applications for regulatory approvals necessary for the construction of such facilities.

                                  ARTICLE XXV.

         OTHER AGREEMENTS

         During the term of this Agreement, SPS agrees not to, without the prior written approval of Customer, seek ownership or control of Customer, or any of Customer's assets or affiliates, or to advise, assist or encourage any other entity seeking ownership or control of Customer, or any of Customer's assets or affiliates without the prior written consent of Customer.

         SPS agrees during the term or at termination of this Agreement to offer Customer at comparable prices and on comparable terms any electric utility service that SPS may be providing to any other wholesale customer to which Customer is similarly situated in relevant respects, and provided it is economically beneficial to both Parties and it is technically feasible to do so. However, SPS shall not be required by this commitment to waive or reduce any obligations that Customer has under this Agreement.

         SPS recognizes that Customer may increase its wholesale power requirements through mergers, acquisitions, or other joint ventures and will cooperate with Customer, to the extent feasible and practicable, to arrange mutually beneficial wholesale power supply arrangements for such additional loads.

         The Parties recognize the authority of the Public Utility Commission of Texas and its jurisdiction over certificated service areas and neither Party will seek to acquire new certificated service areas in the existing certificated service areas of the other Party without the prior written agreement of the other Party.

                                 ARTICLE XXVI.

ENTIRETY

         This Agreement contains the entire agreement of the Parties with respect to its subject matter. No other agreement, statement, or promise made by any Party, or by any officer, employee, or agent of any Party, that -is not contained in this Agreement shall be binding or valid unless in writing and signed by both Parties. Provisions of this Agreement shall be construed as a whole according to their common meaning, and not strictly for or against either Party.

         Duly and fully authorized representatives of the Parties have signed and delivered this Agreement as of 3, July, 1991.

CAP ROCK ELECTRIC                           SOUTHWESTERN PUBLIC
COOPERATIVE, INC.                           SERVICE COMPANY


/s/ David W. Pruitt                         /s/ Coyt Webb
---------------------------                 ---------------------------
David W. Pruitt                             Coyt Webb
Chief Executive Officer and                 President and Chief
      General Manager                            Operating Officer



/s/ Steven E. Collier                       /s/ Gary L. Gibson
---------------------------                 ---------------------------
Steven E. Collier                           Gary L. Gibson
Director of Power Supply and                Vice President,
     Regulatory Affairs                          Marketing

                      SOUTHWESTERN PUBLIC SERVICE COMPANY
                                  EXHIBIT "A"

DELIVERY POINT NO. 1 - VEALMOOR


At a point LOCATED IN SECTION 12, BLOCK 33, T-3-N, TAP RR CO. SURVEY, BORDEN COUNTY, TEXAS at three phase 60 cycles, and approximately 138,000 volts up to a maximum capacity of 100,000 KVA (Substation capacity VARIOUS KVA) Metering point LOCATED IN SECTION 12. BLOCK 33. T-3-N. T&P RR CO. SURVEY, BORDEN COUNTY, TEXAS at 138,000 volts.

DELIVERY POINT NO. 2 - TATE (Backup delivery point)

At a point LOCATED NEAR THE BOUNDARY OF SECTIONS 8 AND 17, BLOCK 4FL, T-1-S T&P RR CO. SURVEY, MIDLAND COUNTY, TEXAS at three phase 60 cycles, and approximately 138,000 volts up to a maximum capacity of * KVA (Substation capacity VARIOUS KVA) Metering point LOCATED NEAR THE BOUNDARY OF SECTIONS 8 AND 17, BLOCK 40. T-1-S. TAP RR CO. SURVEY, MIDLAND COUNTY, TEXAS at 138,000 volts.

*There is no additional capacity for the Tate Delivery Point. However, any portion of the Vealmoor capacity may be taken through Tate as system conditions allow.

DELIVERY POINT NO. _________

At a point ____________________________________________________________________
_______________________________________________________________________________
at three phase 60 cycles, and approximately _____________________________ volts up to a maximum capacity of _____________________ KVA (Substation capacity _____________________ KVA) Metering point _____________________________________
_______________________________________________________________________________
at _________________________ volts.

DELIVERY POINT NO. _________

At a point ____________________________________________________________________
_______________________________________________________________________________
at three phase 60 cycles, and approximately _____________________________ volts up to a maximum capacity of _____________________ KVA (Substation capacity _____________________ KVA) Metering point _____________________________________
_______________________________________________________________________________
at _________________________ volts.

DELIVERY POINT NO. _________

At a point ____________________________________________________________________
_______________________________________________________________________________
at three phase 60 cycles, and approximately _____________________________ volts up to a maximum capacity of _____________________ KVA (Substation capacity _____________________ KVA) Metering point _____________________________________
_______________________________________________________________________________
at _________________________ volts.

                                    EXHIBIT B

                       SOUTHWESTERN PUBLIC SERVICE COMPANY

                       WHOLESALE FULL REQUIREMENTS SERVICE

                                  RATE SCHEDULE

AVAILABILITY: Available in the territory in which SPS operates, to full requirements Wholesale Customers for resale and distribution. Service under this rate schedule is subject to the terms and conditions specified in the contract for electric service in effect between the Parties as of the effective date of this rate schedule.

CHARACTER OF SERVICE: Service under this rate schedule shall be firm, and shall be 3 phase, 60 hertz electric energy at the available standard transmission voltage, 69 kV or above.

MONTHLY RATE:
         Customer Charge:          $178.00 per delivery point and

         Demand Charge:            $6.00 per kW for all kW of billing demand and

         Energy Charge:            0.34 cents per kWh for all energy used.

MEASUREMENT OF DEMAND: The measured kW demand on transmission delivery points shall be shall be the maximum thirty (30) minute period of Customer use during the month at each delivery point.

         The measured kW demand on distribution delivery points (service voltage below 69 kV) shall equal 1.074 times the maximum thirty (30) minute period of use during the month at each such delivery point.

DETERMINATION OF BILLING DEMAND: The billing demand for Customer shall be the sum of the non-coincident measured demands from all delivery points, but not less than 65 percent of the highest sum of the non-coincident measured demands established in the preceding eleven months.

DETERMINATION OF ENERGY FOR DISTRIBUTION POINTS OF DELIVERY: The kWh use for billing purposes for all distribution system points of delivery (service voltage below 69 kV) shall equal 1.032 times the measured kWh delivery at each such delivery point.

FUEL COST ADJUSTMENT: The above energy charges will be increased per kWh of sales equal to the estimated fuel cost per kWh of sales in the current month and adjusted for the preceding month's estimate error. The energy charge adjustment shall be calculated in compliance with the formula and conditions set forth in the Wholesale Fuel Cost Adjustment Clause contained in Attachment 1 to this Rate Schedule. Base period fuel cost per kWh of net generation is equal to zero cents.

TAX ADJUSTMENT: Billings under this schedule may be increased by an amount equal to the sum of the taxes payable under federal, state and local sales tax acts, and of all additional taxes, fees or charges, (exclusive of ad valorem, state and federal income taxes) payable by the utility and levied or assessed by any governmental authority on the public utility services rendered, or on the right or privilege of rendering the service, or on any object or event incidental to the rendition of service as the result of any new or amended laws after January 1, 1990.

MINIMUM BILL: The customer charge and the demand charge for the month.

PAYMENT: SPS shall bill the Customer monthly for electric power and energy supplied during the previous billing cycle, and the Customer shall make payment at the main office of SPS in Amarillo, Texas, or by wire transfer, within fifteen (15) days after the bill is mailed or otherwise transmitted to Customer.

         Nothing contained herein shall be construed as affecting in any way the right of the party furnishing service under this rate schedule to unilaterally make application to the Federal Energy Regulatory Commission for a change in rates under Section 205 of the Federal Power Act and pursuant to the Commission's Rules and Regulations promulgated thereunder.

                                                                   EXHIBIT B
                                                                   ATTACHMENT 1

                      WHOLESALE FUEL COST ADJUSTMENT CLAUSE

1. The charges for actual wholesale service rendered during the current billing period shall be increased or decreased by an adjustment amount, per kilowatt-hour of sales (to the nearest 0.0001c), equal to the difference between the ESTIMATED fuel cost (eF) per kilowatt-hour of ESTIMATED sales (eS) in the current, or billing, period (m) and the base period (b), as adjusted to allow for wholesale losses (L), with the total charges adjusted by a dollar amount to correct for prior wholesale over or under collections:

                  Adjustment Factor = eFm - eFb
                                      ---   ---   (L)
                                      eSm   eSb

2.       Fuel costs (F) shall be the cost of:

                  (i) Fossil and nuclear fuel consumed in Company's own plants, and Company's share of fossil and nuclear fuel consumed in jointly owned or leased plants.

                  (ii) PLUS, the actual identifiable fossil and nuclear fuel costs associated with energy purchased for reasons other than identified in (iii) below. INCLUDED therein shall be the portion of the cost of purchases from Qualifying Facilities at or below Company's avoided variable energy cost.

                  (iii) PLUS, the net energy cost of energy purchases, exclusive of capacity or demand charges (irrespective of the designation assigned to such charges), when such energy is purchased on an economic dispatch basis. INCLUDED therein may be such costs 85:

                           (1)      charges incurred for economy energy
                                    purchases and

                           (2) charges incurred as a result of scheduled outages,

                           all such kinds of energy being purchased by the Company to substitute for its own higher cost energy.

                  (iv) LESS, the cost of fossil and nuclear fuel recovered through inter-system sales, INCLUDING the fuel costs recovered from economy energy sales and other energy sold on an economic dispatch basis.

3.       Sales (S) shall be equated to:

         (i)      the sum, measured at the bus-bar or interconnection point, of
                  (1) generation, (2) purchases, and (3) interchange-in,

         (ii) LESS (1) inter-system sales, as referred to in 2.(iv) above, and (2) inter-system losses.

4. "L", the adjustment for wholesale losses, determined at the wholesale delivery points, shall be equal to:

         1.039 =                  1
                              ----------
                              1 - 3.754%

5. The current month adjustment for prior wholesale over or under collections shall be calculated as:

                  (i) the first prior month's (p) ACTUAL fuel costs (aF) DIVIDED by ACTUAL sales (aS),

                  (ii) MINUS that month's (p) ESTIMATED fuel costs (eF) DIVIDED by ESTIMATED sales (eS),

                  (iii)    TIMES the wholesale loss adjustment (L),

                  (iv) TIMES actual wholesale sales (W) in that month (p) for each customer.

                           Adjustment Amount = aFp - eFp
                                               ---   ---   (L) (Wp)
                                               aSp   eSp

                           The adjustment amount shall be debited or credited to the current month's billing.

6.       (i)      The fuel cost adjustment factor calculation shall NOT include:

                  (1) the net energy cost of electric energy purchased from
                      Celanese Corporation and,

                  (2) the kilowatt-hours generated at the Celanese Corporation chemical plant, not to exceed the amount of electric energy consumed at that plant.

         (ii) The fuel cost adjustment factor calculation SHALL include both the net energy cost of energy purchased from Celanese, and the kWh generated at its plant, for any amount of energy which does exceed the amount consumed at that plant.

                                                                   EXHIBIT B
                                                                   ATTACHMENT 2

                       SOUTHWESTERN PUBLIC SERVICE COMPANY

                           WESTERN SYSTEMS POWER POOL
                    EXPERIMENTAL SALES BENEFITS CREDIT RIDER

         To credit seventy-five percent of the benefits derived from transactions under the Western Systems Power Pool (WSPP) Experiment, the total billings for wholesale requirements service rendered during each billing month shall be decreased by a dollar amount calculated as follows using actual data from the month just prior to the current billing month.

         WSPP Credit = .75 (B-A) * L * Wc
                       ---------
                           S

Where:

         B = the actual benefits from WSPP transactions for the prior month defined as WSPP sales revenues less WSPP sales fuel cost, variable supervision and engineering maintenance expense (account 510) of .10 mills/kWh, variable boiler plant maintenance expense (account
             512) of .35 mills/kWh, and variable electric plant expense (account
             513) of .25 mills/kWh;

         S = the total actual applicable Sales for the prior month is defined as the sum of generation, purchases, and interchange-in less inter-system sales, with losses, and energy generated at the Celanese Corporation chemical plant.

         A = the actual out-of-pocket administrative expenses incurred in the prior month because of Southwestern's participation in the WSPP Experiment. This expense shall include applicable filing fees, outside services fees and direct expenses paid to the WSPP for data processing, interconnection fees, report preparation, etc. If administrative expenses exceed the benefits of sales in- the month, no credit will be given and expenses above benefits will be accrued and applied in subsequent months to preclude application of negative credits.

         L = the loss adjustment factor for wholesale level losses equal to 1.039; and

        Wc = the wholesale requirements customer's total kilowatt- hours of purchases for the prior month.

                                                                   EXHIBIT B
                                                                   ATTACHMENT 3

                       SOUTHWESTERN PUBLIC SERVICE COMPANY

                               COORDINATION SALES
                              BENEFITS CREDIT RIDER

         To credit seventy-five percent of the benefits derived from coordination transactions, the total billings for wholesale requirements service rendered during each billing month shall be decreased by a dollar amount calculated as follows using actual data from the month just prior to the current billing month.

         Credit =             .75 (B) * L * Wc
                              -------
                                 S
Where:

         B = the actual benefits from coordination transactions for the prior month defined as coordination sales revenues less coordination sales fuel cost and variable supervision and engineering maintenance expense of .7 mills/kWh;

         S = the total actual applicable Sales for the prior month is defined as the sum of generation, purchases, and interchange-in less inter-system sales, with losses, and energy generated at the Celanese Corporation chemical plant.

         L = the loss adjustment factor for wholesale level losses equal to 1.039; and

         Wc = the wholesale requirements customer's total kilowatt- hours of purchases for the prior month.

                                                     EXHIBIT C

                                             MINIMUM DEMAND AND EARLY
                                                TERMINATION PAYMENT

        (1)                  (2)                    (3)                    (4)                     (5)
                         FRC Minimum                                      Early                    PRC
                          Calendar              PRC Minimum             Contract               Sub-Minimum
                        Year Billing            Firm Power            Termination              Commitment
     Calendar              Demand               Commitment               Payment                 Payment
       Year                 (kW)                   (kW)                    ($)                   ($/kW)
------------------------------------------------------------------------------------------------------------
       1994                530,000                   -                      -                       -
       1995                636,000                   -                      -                       -
       1996                743,000                   -                      -                       -
       1997                743,000                   -                      -                       -
       1998                743,000                   -                      -                       -
       1999                743,000                   -                      -                       -
       2000                743,000                   -                      -                       -
       2001                743,000                   -                      -                       -
       2002                743,000                   -                      -                       -
       2003                743,000                   -                      -                       -
       2004                743,000                63,000              10,000,000                 158.73
       2005                743,000                59,000               9,000,000                 152.54
       2006                743,000                56,000               8,000,000                 142.86
       2007                743,000                52,000               7,000,000                 134.61
       2008                743,000                49,000               6,000,000                 122.45
       2009                743,000                45,000               5,000,000                 111.11
       2010                743,000                42,000               4,000,000                  95.24
       2011                743,000                38,000               3,000,000                  78.95
       2012                743,000                35,000               2,000,000                  57.14
       2013                743,000                31,000               1,000,000                  32.26
       2014                  -0-                    -0-                    -0-                     -0-
------------------------------------------------------------------------------------------------------------

(1) Col. (1) represents the calendar year of the Agreement beginning with the first whole calendar year of service, 1994.

(2) Col. (2) represents Customer's minimum calendar year total billing demand under full requirements class (FRC) service.

(3) Col. (3) represents the minimum calendar year firm power commitment Customer must contract for if it converts to partial requirements class (PRC) service after year ten of the Agreement.

(4) Col. (4) represents the amount Customer must pay SPS if Customer terminates the Agreement after year ten and does not convert to partial requirements class service.

(5) Col. (5) represents the amount per kW Customer must pay SPS for the amount of Customer's firm power purchase below the PRC Minimum Firm Power commitment in Col. (3).

                                 FIRST AMENDMENT
                                       TO
                       SOUTHWESTERN PUBLIC SERVICE COMPANY
                                  AGREEMENT FOR
               WHOLESALE FULL REQUIREMENTS ELECTRIC POWER SERVICE
                                       TO
                       CAP ROCK ELECTRIC COOPERATIVE, INC.

The Parties to this first amendment dated January 22, 1992 ("Amendment") to their July 3, 1991 Wholesale Full Requirements Electric Power Service agreement ("Agreement") are Southwestern Public Service Company, a New Mexico corporation, and Cap Rock Electric Cooperative, Inc., a Texas corporation.

The Parties agree to amend the Agreement as follows:

         1.       Delete the first and second complete paragraphs on page
                  3. The first paragraph begins with the phrase "Customer agrees that, ..." and the second paragraph begins with the phrase "SPS compensation for energy losses...

         2. Delete the phrase "to continue" from the first sentence of the last paragraph on page 3.

         3. Add the phrase "by the Parties and by applicable regulatory authority." to the end of the second sentence of the last paragraph on page 3 after the phrase "as may be mutually acceptable".

         4. Delete the word "at" which is the first word on the second line of Article IX PAYMENT OF BILLS on page 10.

         5. Replace Exhibit B and its Attachments 1, 2 and 3 in their entirety with the Exhibit B and its Attachments 1 and 2 which are attached to this Amendment.

Duly and fully authorized representatives of the Parties have signed and delivered this Amendment.

CAP ROCK ELECTRIC                                  SOUTHWESTERN PUBLIC
COOPERATIVE, INC.                                  SERVICE COMPANY

/s/ David W. Pruitt                                /s/ Gary L. Gibson
---------------------------                        ---------------------------
David W. Pruitt                                    Gary L. Gibson
Chief Executive Officer and                        Vice President, Marketing
General Manager

                                    EXHIBIT B

                       SOUTHWESTERN PUBLIC SERVICE COMPANY

                       WHOLESALE FULL REQUIREMENTS SERVICE

                                  RATE SCHEDULE

AVAILABILITY: Available in the territory in which SPS operates, to full requirements Wholesale Customers for resale and distribution. Service under this rate schedule is subject to the terms and conditions specified in the contract for electric service in effect between the Parties as of the effective date of this rate schedule.

CHARACTER OF SERVICE: Service under this rate schedule shall be firm, and shall be 3 phase, 60 hertz electric energy at the available standard transmission voltage, 69 kV or above.

MONTHLY RATE:
         Customer Charge:          $178.00 per delivery point and

         Demand Charge:            $6.00 per kW for all kW of billing demand and

         Energy Charge:            0.34 cents per kWh for all energy used.

MEASUREMENT OF DEMAND: The measured kW demand on transmission delivery points shall be the maximum thirty (30) minute period of Customer use during the month at each delivery point.

         The measured kW demand on distribution delivery points (service voltage below 69 kV) shall equal 1.074 times the maximum thirty (30) minute period of use during the month at each such delivery point.

DETERMINATION OF BILLING DEMAND: The billing demand for Customer shall be the sum of the non-coincident measured demands from all delivery points, but not less than 65 percent of the highest sum of the non-coincident measured demands established in the preceding eleven months.

DETERMINATION OF ENERGY FOR DISTRIBUTION POINTS OF DELIVERY: The kWh use for billing purposes for all distribution system points of delivery (service voltage below 69 kV) shall equal 1.032 times the measured kWh delivery at each such delivery point.

FUEL COST ADJUSTMENT: The above energy charges will be increased per kWh of sales equal to the estimated fuel cost per kWh of sales in the current month and adjusted for the preceding month's estimate error. The energy charge adjustment shall be calculated in compliance with the formula and conditions set forth in the Wholesale Fuel Cost Adjustment Clause contained in Attachment l to this Rate Schedule. Base period fuel cost per kWh of net generation is equal to zero cents.

TAX ADJUSTMENT: Billings under this schedule may be increased by an amount equal to the sum of the taxes payable under federal, state and local sales tax acts, and of all additional taxes, fees or charges, (exclusive of ad valorem, state and federal income taxes) payable by the utility and levied or assessed by any governmental authority on the public utility services rendered, or on the right or privilege of .rendering the service, or on any object or event incidental to the rendition of service as the result of any new or amended laws after January 1, 1990.

MINIMUM BILL: The customer charge and the demand charge for the month.

PAYMENT: SPS shall bill the Customer monthly for electric power and energy supplied during the previous billing cycle, and the Customer shall make payment at the main office of SPS in Amarillo, Texas, or by wire transfer, within fifteen (15) days after the bill is mailed or otherwise transmitted to Customer.

         Nothing contained herein shall be construed as affecting in any way the right of the party furnishing service under this rate schedule to unilaterally make application to the Federal Energy Regulatory Commission for a change in rates under Section 205 of the Federal Power Act and pursuant to the Commission's Rules and Regulations promulgated thereunder.

                                                                   EXHIBIT B
                                                                   ATTACHMENT 1

                      WHOLESALE FUEL COST ADJUSTMENT CLAUSE

1. The charges for actual wholesale service rendered during the current billing period shall be increased or decreased by an adjustment amount, per kilowatt-hour of sales (to the nearest 0.0001c), equal to the difference between the ESTIMATED fuel cost (eF) per kilowatt-hour of ESTIMATED sales (eS) in the current, or billing, period (m) and the base period (b), as adjusted to allow for wholesale losses (L), with the total charges adjusted by a dollar amount to correct for prior wholesale over or under collections:

                  Adjustment Factor = eFm - eFb
                                      ---   ---  (L)
                                      eSm   eSb

2.       Fuel costs (F) shall be the cost of:

               (i) Fossil and nuclear fuel consumed in Company's own plants, and Company's share of fossil and nuclear fuel consumed in jointly owned or leased plants.

              (ii) PLUS, the actual identifiable fossil and nuclear fuel costs associated with energy purchased for reasons other than identified in (iii) below. INCLUDED therein shall be the portion of the cost of purchases from Qualifying Facilities below Company's avoided variable energy cost.

             (iii) PLUS, the net energy cost of energy purchases, exclusive of capacity or demand charges (irrespective of the designation assigned to such charges), when such energy is purchased on an economic dispatch basis. INCLUDED therein may be such costs as:

                           (1) charges incurred for economy energy purchases and

                           (2) charges incurred as a result of scheduled
                               outages,

                           all such kinds of energy being purchased by the Company to substitute for its own higher cost energy.

              (iv) LESS, the cost of fossil and nuclear fuel recovered through inter-system sales, INCLUDING the fuel costs recovered from economy energy sales and other energy sold on an economic dispatch basis.

3.       Sales (S) shall be equated to:

           (i) the sum, measured at the bus-bar or interconnection point, of (1) generation, (2) purchases, and (3) interchange-in,

           (ii) LESS (1) inter-system sales, as referred to in 2.(iv) above, and (2) inter-system losses.

4. "L", the adjustment for wholesale losses, determined at the wholesale delivery points, shall be equal to:

                                  1
                    1.039 =  ----------
                             1 - 3.754%

5. The current month adjustment for prior wholesale over or under collections shall be calculated as:

               (i) the first prior month's (p) ACTUAL fuel costs (aF) DIVIDED by ACTUAL sales (aS),

              (ii) MINUS that month's (p) ESTIMATED fuel costs (eF) DIVIDED by ESTIMATED sales (eS),

             (iii)         TIMES the wholesale loss adjustment (L),

              (iv) TIMES actual wholesale sales (W) in that month (p) for each customer.

                           Adjustment Amount = aFp - eFp
                                               ---   ---  (L) (Wp)
                                               aSp   eSp

                           The adjustment amount shall be debited or credited to the current month's billing.

6.       (i) The fuel cost adjustment factor calculation shall NOT include:

             (1) the net energy cost of electric energy purchased from Celanese Corporation and,

             (2) the kilowatt-hours generated at the Celanese Corporation chemical plant, not to exceed the amount of electric energy consumed at that plant.

        (ii) The fuel cost adjustment factor calculation SHALL include both the net energy cost of energy purchased from Celanese, and the kWh generated at its plant, for any amount of energy which does exceed the amount consumed at that plant.

                                                                   EXHIBIT B
                                                                   ATTACHMENT 2

                       SOUTHWESTERN PUBLIC SERVICE COMPANY

                               COORDINATION SALES
                              BENEFITS CREDIT RIDER

         To credit seventy-five percent of the benefits derived from coordination transactions, the total billings for wholesale requirements service rendered during each billing month shall be decreased by a dollar amount calculated as follows using actual data from the month just prior to the current billing month.

         Credit =          .75 (B) * L * Wc
                           -------
                             S
Where:

      B = the actual benefits from coordination transactions for the prior month defined as coordination sales revenues less coordination sales fuel cost and variable supervision and engineering maintenance expense of .7 mills/kWh;

      S = the total actual applicable Sales for the prior month is defined as the sum of generation, purchases, and interchange-in less inter-system sales, with losses, and energy generated at the Celanese Corporation chemical plant.

      L = the loss adjustment factor for wholesale level losses equal to 1.039; and

      Wc = the wholesale requirements customer's total kilowatt- hours of purchases for the prior month.

                  SOUTHWESTERN PUBLIC SERVICE COMPANY
                  P. O. BOX 1261  -  AMARILLO, TEXAS 79170  -  806/378-2121


                                                     January 28, 1992

Mr. David W. Pruitt
Cap Rock Electric
P.0. Box 700
Stanton, Texas 79782

Dear David:

         Enclosed is a completed original of the First Amendment to our Electric Power Service contract. It was filed at the FERC last week.

         Thank you for your prompt attention to this matter.

                                        Sincerely

                                        /s/ Dave Krupnick
                                        Dave Krupnick, Manager
                                        Wholesale Marketing.

db
Enclosure

                                 FIRST AMENDMENT
                                       TO
                       SOUTHWESTERN PUBLIC SERVICE COMPANY
                                  AGREEMENT FOR
               WHOLESALE FULL REQUIREMENTS ELECTRIC POWER SERVICE
                                       TO
                       CAP ROCK ELECTRIC COOPERATIVE, INC.

The Parties to this first amendment dated January ____, 1992 ("Amendment") to their July 3, 1991 Wholesale Full Requirements Electric Power Service agreement ("Agreement") are Southwestern Public Service Company, a New Mexico corporation, and Cap Rock Electric Cooperative, Inc., a Texas corporation.

The Parties agree to amend the Agreement as follows:

         1.       Delete the first and second complete paragraphs on page
                  3. The first paragraph begins with the phrase "Customer agrees that, and the second paragraph begins with the phrase "SPS compensation for energy losses..."

         2. Delete the phrase "to continue" from the first sentence of the last paragraph on page 3.

         3. Add the phrase "by the Parties and by applicable regulatory authority." to the end of the second sentence of the last paragraph on page 3 after the phrase "as may be mutually acceptable".

         4. Delete the word "at" which is the first word on the second line of Article IX PAYMENT OF BILLS on page 10.

         5. Replace Exhibit B and its Attachments 1, 2 and 3 in their entirety with the Exhibit B and its Attachments 1 and 2 which are attached to this Amendment.

Duly and fully authorized representatives of the Parties have signed and delivered this Amendment.

CAP ROCK ELECTRIC                                    SOUTHWESTERN PUBLIC
COOPERATIVE, INC.                                    SERVICE COMPANY


/s/ David W. Pruitt                                  /s/ Gary L. Gibson
---------------------------                          ---------------------------
David W. Pruitt                                      Gary L. Gibson
Chief Executive Officer and                          Vice President, Marketing
General Manager

                                    EXHIBIT B

                       SOUTHWESTERN PUBLIC SERVICE COMPANY

                       WHOLESALE FULL REQUIREMENTS SERVICE

                                  RATE SCHEDULE

AVAILABILITY: Available in the territory in which SPS operates, to full requirements Wholesale Customers for resale and distribution. Service under this rate schedule is subject to the terms and conditions specified in the contract for electric service in effect between the Parties as of the effective date of this rate schedule.

CHARACTER OF SERVICE: Service under this rate schedule shall be firm, and shall be 3 phase, 60 hertz electric energy at the available standard transmission voltage, 69 kV or above.

MONTHLY RATE:
         Customer Charge:         $178.00 per delivery point and

         Demand Charge:           $6.00 per kW for all kW of billing demand and

         Energy Charge:           0.34 cents per kWh for all energy used.

MEASUREMENT OF DEMAND: The measured kW demand on transmission delivery points shall be the maximum thirty (30) minute period of Customer use during the month at each delivery point.

         The measured kW demand on distribution delivery points (service voltage below 69 kV) shall equal 1.074 times the maximum thirty (30) minute period of use during the month at each such delivery point.

DETERMINATION OF BILLING DEMAND: The billing demand for Customer shall be the sum of the non-coincident measured demands from all delivery points, but not less than 65 percent of the highest sum of the non-coincident measured demands established in the preceding eleven months.

DETERMINATION OF ENERGY FOR DISTRIBUTION POINTS OK DELIVERY: The kWh use for billing purposes for all distributIon system points of delivery (service voltage below 69 kV) shall equal 1.032 times the measured kWh delivery at each such delivery point.

FUEL COST ADJUSTMENT: The above energy charges will be increased per kWh of sales equal to the estimated fuel cost per kWh of sales in the current month and adjusted for the preceding month's estimate error. The energy charge adjustment shall be calculated in compliance with the formula and conditions set forth in the Wholesale Fuel Cost Adjustment Clause contained inAttachment l to this Rate Schedule. Base period fuel costs per kWh of net generation is equal to zero cents.


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

TAX ADJUSTMENT: Billings under this schedule may be increased by an amount equal to the sum of the taxes payable under federal, state and local sales tax acts, and of all additional taxes, fees or charges, (exclusive of ad valorem, state and federal income taxes) payable by the utility and levied or assessed by any governmental authority on the public utility services rendered, or on the right or privilege of rendering the service, or on any object or event incidental to the rendition of service as the result of any new or amended laws after January 1, 1990.

MINIMUM BILL: The customer charge and the demand charge for the month.

PAYMENT: SPS shall bill the Customer monthly for electric power and energy supplied during the previous billing cycle, and the Customer shall make payment at the main office of SPS in Amarillo, Texas, or by wire transfer, within fifteen (15) days after the bill is mailed or otherwise transmitted to Customer.

         Nothing contained herein shall be construed as affecting in any way the right of the party furnishing service under this rate schedule to unilaterally make application to the Federal Energy Regulatory Commission for a change in rates under Section 205 of the Federal Power Act and pursuant to the Commission's Rules and Regulations promulgated thereunder.


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


                                                                   EXHIBIT B
                                                                   ATTACHMENT 1

                     WHOLESALE FUEL COST ADJUSTMENT CLAUSE

1. The charges for actual wholesale service rendered during the current billing period shall be increased or decreased by an adjustment amount, per kilowatt-hour of sales (to the nearest 0.0001c), equal to the difference between the ESTIMATED fuel cost (eF) per kilowatt-hour of ESTIMATED sales (eS) in the current, or billing, period (m) and the base period (b), as adjusted to allow for wholesale losses (L), with the total charges adjusted by a dollar amount to correct for prior wholesale over or under collections:

                  Adjustment Factor = eFm - eFb
                                      ---   ---   (L)
                                      eSm   eSb

2.       Fuel costs (F) shall be the cost of:

               (i) Fossil and nuclear fuel consumed in Company's own plants, and Company's share of fossil and nuclear fuel consumed in jointly owned or leased plants.

              (ii) PLUS, the actual identifiable fossil and nuclear fuel costs associated with energy purchased for reasons other than identified in (iii) below. INCLUDED therein shall be the portion of the cost of purchases from Qualifying Facilities below Company's avoided variable energy cost.

               (iii) PLUS, the net energy cost of energy purchases, exclusive of capacity or demand charges (irrespective of the designation assigned to such charges), when such energy is purchased on an economic dispatch basis. INCLUDED therein may be such costs as:

                           (1)      charges Incurred for economy energy
                                    purchases and

                           (2) charges incurred as a result of scheduled outages,

                           all such kinds of energy being purchased by the Company to substitute for its own higher cost energy.

              (iv) LESS, the cost of fossil and nuclear fuel recovered through inter-system sales, INCLUDING the fuel costs recovered from economy energy sales and other energy sold on an economic dispatch basis.

3.       Sales (S) shall be equated to:

           (i) the sum, measured at the bus-bar or interconnection point, of (1) generation, (2) purchases, and (3) interchange-in,

         (ii) LESS (1) inter-system sales as referred to in 2. (iv) above, and (2) inter-system losses.

4. "L", the adjustment for wholesale losses, determined at the wholesale delivery points, shall be equal to:

                  1.039 =               1
                                    ---------
                                    1 - 3.754%

5. The current month adjustment for prior wholesale over or under collections shall be calculated as:

               (i) the first prior month's (p) ACTUAL fuel costs (aF) DIVIDED by ACTUAL sales (aS),

              (ii) MINUS that month's (p) ESTIMATED fuel costs (eF) DIVIDED by ESTIMATED sales (eS),

             (iii)         TIMES the wholesale loss adjustment (L),

              (iv) TIMES actual wholesale sales (W) in that month (p) for each customer.

                           Adjustment Amount = aFp - eFp  (L) (Wp)
                                               ---   ---
                                               aSp   eSp

                           The adjustment amount shall be debited or credited to the current month's billing.

6.       (i)      The fuel cost adjustment factor calculation shall NOT
                  include:

                  (1) the net energy cost of electric energy purchased from Celanese Corporation and,

                  (2) the kilowatt-hours generated at the Celanese Corporation chemical plant, not to exceed the amount of electric -energy consumed at that plant.

                  (ii) The fuel cost adjustment factor calculation SHALL include both the net energy cost of energy purchased from Celanese, and the kWh generated at Its plant, for any amount of energy which does exceed the amount consumed at that plant.


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


                                                                   EXHIBIT B
                                                                   ATTACHMENT 2

                       SOUTHWESTERN PUBLIC SERVICE COMPANY

                               COORDINATION SALES
                              BENEFITS CREDIT RIDER

         To credit seventy-five percent of the benefits derived from coordination transactions, the total billings for wholesale requirements service rendered during each billing month shall be decreased by a dollar amount calculated as follows using actual data from the month just prior to the current billing month.

                           Credit = .75 (B) * L * Wc
                                    -------
                                       S

Where:

     B = the actual benefits from coordination transactions for the prior month defined as coordination sales revenues less coordination sales fuel cost and variable supervision and engineering maintenance expense of .7 mills/kWh;

     S = the total actual applicable Sales for the prior month is defined as the sum of generation, purchases, and interchange-in less inter-system sales, with losses, and energy generated at the Celanese Corporation chemical plant.

     L = the loss adjustment factor for wholesale level losses equal to 1.039; and

     Wc = the wholesale requirements customer's total kilowatt- hours of purchases for the prior month.


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